UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2021 (March 18, 2021)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Heritage Global Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2021 (the “Initial Form 8-K”), the Company and Scott A. West mutually agreed that Mr. West would step down from his role as Chief Financial Officer. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding the terms of an agreement between the Company and Mr. West regarding Mr. West’s separation from the Company.

On March 30, 2021, the Company and Mr. West entered into a Separation Agreement and General Release (the “Agreement”). Under the terms of the Agreement, Mr. West’s separation from the Company was effective on March 31, 2021. Mr. West will receive a payment of $200,000 (payable in equal installments over six months) and monthly payments of $775 for up to a year to offset health coverage costs. Further, Mr. West will receive 25,000 shares of the Company’s common stock, which will be forfeited to the Company during the two years following the effective date of the Agreement in the event Mr. West breaches the terms of the Agreement. In addition, the Agreement provides for customary mutual releases by the Company and Mr. West, and the Agreement includes confidentiality, non-disparagement and other obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: April 5, 2021	By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer